UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

WECAST NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On June 30, 2017, Wecast Network, Inc. (the “Company” or “Wecast”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a British Virgin Islands company (“BT”) and affiliate of the Company’s chairman Bruno Wu, pursuant to which the issued and outstanding stock that Wecast holds in three separate non-core assets were sold to BT in exchange for RMB100 million (approximately $14.75 million at current exchange rate) in a combination of cash and publicly traded stock to be paid to Wecast within one year of closing. A minimum of 20% of the total consideration to Wecast will be paid in cash (approximately $2.95 million). A portion of the consideration may be paid in the form of publicly traded stock at the discretion of BT, and in that case the securities will represent a public company affiliated with BT Capital, in an industry related to Wecast’s and with an average daily trading value of at least $146,000. A fairness opinion, or an independent opinion on the financial fairness of the proposed transaction, will be conducted by a third-party valuation firm before the consideration is delivered to Wecast.

The assets sold to BT Capital Global Limited include:

•	Wecast’s 80% equity interest in Zhong Hai Shi Xun Media;
•	Wecast’s 13% equity interest in Nanjing Tops Game; and
•	A portion of Wecast’s 40% total equity interest in the recently announced Pantaflix JV, which will leave Wecast with a remaining 15% stake post transaction.

The impetus behind the asset sales of Zhong Hai Shi Xun Media and Nanjing Tops Game is to streamline the future operations of the Wecast company as a whole by eliminating and monetizing legacy non-core businesses. The sale of a portion of Wecast’s equity ownership in the Pantaflix JV allows Wecast to realize gains while still participating in the JV’s potential future upside.

The foregoing description of the Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which we will file as exhibit to our next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: July 7, 2017	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer